1 SIXTH AMENDMENT TO THE CHURCHILL DOWNS INCORPORATED 2005 DEFERRED COMPENSATION PLAN (As Amended as of December 1, 2008) WHEREAS, Churchill Downs Incorporated (the “Company”) maintains the 2005 Churchill Downs Incorporated Deferred Compensation Plan, as amended as of December 1, 2008 (the “Plan”) for the benefit of its eligible employees; and WHEREAS, effective December 15, 2022, the Company deems it necessary and desirable to amend the Plan to change the optional forms of benefit distribution available to non- employee Directors to include annual installment payments over a period not to exceed ten (10) years; and WHEREAS, this Sixth Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of the amendment; NOW, THEREFORE, by virtue and in exercise of the powers reserved to the Company under Section 9.1 Amendment or Termination of the Plan, the Plan is hereby amended in the following respects, effective December 15, 2022: • Section 5.3 is hereby amended to revise the penultimate sentence thereto to read as follows: Notwithstanding the preceding to the contrary, effective with respect to distribution elections made on and after December 15, 2022, including distribution elections made pursuant to Section 5.1 and 5.2 with respect to Class Year Accounts, a Participant who is a non-employee Director shall be permitted to elect only that benefits be paid in the form of either (a) a single lump sum payment or (b) equal annual installments over a period not to exceed ten (10) years. IN WITNESS WHEREOF, the Company has caused this Sixth Amendment to the Plan to be executed by its duly authorized representative this 15th day of December, 2022. CHURCHILL DOWNS INCORPORATED By: /s/ M Katherine Armstrong Its: SVP, Human Resources 4883-3099-5267.1 / 067818-1001